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Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939
OF A CORPORATION DESIGNATED TO ACT AS A TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
PURSUANT TO SECTION 305(b)(2)    ☐

WACHOVIA BANK, NATIONAL ASSOCIATION
(Name of Trustee)

(Jurisdiction of Incorporation or Organization if not a U.S. National Bank)	22-1147033 (I.R.S. Employer Identification No.)
301 South College Street, Charlotte, North Carolina (Address of Principal Executive Offices)	28288-0630 (Zip Code)

K. Hovnanian Enterprises, Inc.
(Name of Obligor)

California (State of Incorporation)	22-2423583 (I.R.S. Employer Identification No.)
10 Highway 35, PO Box 500 Red Bank, NJ 07701 (Address of Principal Executive Offices) (Zip Code)
Debt Securities (Title of Indenture Securities)

GENERAL

Item 1.    General information.

        Furnish the following information as to the trustee:

  (a)
  Name and address of each examining or supervisory authority to which it is subject:

    Comptroller of the Currency, Washington, D.C.
    Board of Governors of the Federal Reserve System, Richmond, VA 23219
    Federal Deposit Insurance Corporation, Washington, D.C.

  (b)
  Whether it is authorized to exercise corporate trust powers.

    The Trustee is authorized to exercise corporate trust powers.

Item 2.    Affiliations with Obligor.

  If the obligor is an affiliate of the trustee, describe each such affiliation.

  None.

Item 3.    Voting Securities of the Trustee.

  Furnish the following information as to each class of voting securities of the trustee:

Col. A	Col. B
Title of Class	Amount Outstanding

Not applicable

Item 4.    Trusteeship under Other Indentures:

        If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

        (a)   Title of the securities outstanding under each such other indenture.

        Not Applicable

        (b)   A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

        Not Applicable.

Item 5.    Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

        If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

        Not Applicable

2

Item 6.    Voting Securities of the Trustee Owned by the Obligor or its Officials.

        Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor.

Col. A	Col. B	Col. C	Col. D.
Name of Owner	Title of Class	Amount owned Beneficially	Percentage of Voting securities represented By amount given in Col. C

        Not Applicable

Item 7.    Voting Securities of the Trustee Owned by Underwriters or their Officials.

        Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter.

Col. A	Col. B	Col. C	Col. D.
Name of Owner	Title of Class	Amount owned Beneficially	Percentage of Voting securities represented By amount given in Col. C

        Not Applicable

Item 8.    Securities of the Obligor Owned or Held by the Trustee.

        Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for the obligations in default by the trustee.

Col. A	Col. B	Col. C	Col. D.
Name of Owner	Whether the Securities are Voting or nonvoting Securities	Amount owned beneficially or held as collateral security for obligations in default by Trustee	Percentage of class represented by amount given in Col. C.

        Not Applicable

Item 9.    Securities of the Underwriters Owned or Held by the Trustee.

        If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee.

Col. A	Col. B	Col. C	Col. D.
Name of Issuer and Title of class	Amount outstanding	Amount owned beneficially or held as collateral security for obligations in default By Trustee	Percentage of class represented by amount given in Col. C

        Not Applicable

3

Item 10.    Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

        If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person.

Col. A.	Col. B.	Col. C.	Col. D.
Name of Issuer And title of class	Amount outstanding	Amount owned beneficially or held as collateral security For obligations in default By Trustee	Percentage of class represented by amount given in Col. C

        Not Applicable

Item 11.    Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

        If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the Trustee.

Col. A.	Col. B.	Col. C.	Col. D.
Name of Issuer And title of class	Amount outstanding	Amount owned beneficially or held as collateral security For obligations in default By Trustee	Percentage of class represented by amount given in Col. C

        Not Applicable

Item 12.    Indebtedness of the Obligor to the Trustee.

        Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

Col. A.	Col. B.	Col. C.
Nature of indebtedness	Amount outstanding	Date due

        Not Applicable

Item 13.    Defaults by the Obligor.

        (a)   State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

        None

        (b)   If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

4

        None

Item 14.    Affiliations with the Underwriters.

        If any underwriter is an affiliate of the trustee, describe each such affiliation.

        Not Applicable

Item 15.    Foreign Trustee.

        Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

        Not Applicable

Item 16.    Lists of Exhibits.

  1*
  -Copy of Articles of Association of the Trustee as now in effect.
  2
  -No certificate of authority of the Trustee to commence business is furnished since this authority is contained in the Articles of Association of the Trustee.
  3*
  -Copy of the authorization of the Trustee to exercise corporate trust powers.
  4*
  -Copy of the existing By-Laws of the Trustee, as now in effect.
  5
  -Not applicable.
  6
  -The consent of the Trustee required by Section 321 (b) of the Act.
  7
  -A copy of the latest report of Condition of the Trustee published pursuant to the law or the requirements of its supervising or examining authority.
  8
  -Not Applicable
  9
  -Not Applicable

* Exhibit thus designated has heretofore been filed with the Securities and Exchange Commission, have not been amended since filing and are incorporated herein by reference (see Exhibit T-1 Registration Number 333-86372).

In answering any item in this statement of eligibility and qualification which relates to matters peculiarly within the knowledge of the obligor or of its directors or officers, or an underwriter for the obligor, the undersigned, Wachovia Bank, National Association, has relied upon information furnished to it by the obligor or such underwriter.

5

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Wachovia Bank National Association, organized and existing under the laws of the United States, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the Town of Morristown, and State of New Jersey, on the 5th day of April, 2004.

Wachovia Bank, National Association
(Trustee)
(CORPORATE SEAL)
	By:	/s/ Stephanie Roche Vice President

6

Exhibit T-6

CONSENT OF TRUSTEE

        Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of K. Hovnanian Enterprises, Inc. we hereby consent that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

WACHOVIA BANK, NATIONAL ASSOCATION
By:	/s/ Stephanie Roche Vice President

Morristown, NJ
April 5, 2004

EXHIBIT T-7
REPORT OF CONDITION

        Consolidating domestic and foreign subsidiaries of the Wachovia Bank, National Association, at the close of business on December 31, 2003, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161. Charter Number 1 Comptroller of the Currency.

Statement of Resources and Liabilities

ASSETS
Thousand of Dollars
Cash and balance due from depository institutions:
Noninterest-bearing balances and currency and coin	12,097,000
Interest-bearing balances	700,000
Securities
Hold-to-maturity securities	0
Available-for-sale securities	97,451,000
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	464,000
Securities purchased under agreements to resell	4,667,000
Loans and lease financing receivables:
Loan and leases held for sale	13,152,000
Loan and leases, net of unearned income	162,784,000
LESS: Allowance for loan and lease losses	2,434,000
LESS: Allocated transfer risk reserve	0
Loans and leases, net of unearned income and allowance	160,350,000
Trading Assets	24,824,000
Premises and fixed assets (including capitalized leases)	3,748,000
Other real estate owned	142,000
Investment in unconsolidated subsidiaries and associated companies	866,000
Customer's liability to this bank on acceptances outstanding	854,000
Intangible assets
Goodwill	9,538,000
Other intangible Assets	1,537,000
Other assets	23,151,000
Total assets	353,541,000
LIABILITIES
Deposits:
In domestic offices	211,576,000
Noninterest-bearing	14,797,000
Interest-bearing	196,779,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	14,252,000
Noninterest-bearing	49,000
Interest-bearing	14,203,000
Federal funds purchased and securities sold under agreements to repurchase
Federal funds purchased in domestic offices	4,363,000
Securities sold under agreements to repurchase	24,808,000
Trading liabilities	15,073,000
Other borrowed money:	29,254,000
Bank's liability on acceptances executed and outstanding	876,000
Subordinated notes and debentures	8,549,000
Other liabilities	12,100,000
Total liabilities	320,851,000
Minority Interest in consolidated subsidiaries	2,301,000

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common Stock	455,000
Surplus	24,216,000
Retained Earnings	4,415,000
Accumulated other comprehensive income	1,303,000
Other Equity Capital components	0
Total equity capital	30,389,000
Total liabilities, minority interest and equity capital	353,541,000

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  Exhibit 25.1
GENERAL
  Item 1. General information.
  Item 2. Affiliations with Obligor.
  Item 3. Voting Securities of the Trustee.
  Item 4. Trusteeship under Other Indentures
  Item 5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.
  Item 6. Voting Securities of the Trustee Owned by the Obligor or its Officials.
  Item 7. Voting Securities of the Trustee Owned by Underwriters or their Officials.
  Item 8. Securities of the Obligor Owned or Held by the Trustee.
  Item 9. Securities of the Underwriters Owned or Held by the Trustee.
  Item 10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.
  Item 11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor.
  Item 12. Indebtedness of the Obligor to the Trustee.
  Item 13. Defaults by the Obligor.
  Item 14. Affiliations with the Underwriters.
  Item 15. Foreign Trustee.
  Item 16. Lists of Exhibits.
SIGNATURE
Exhibit T-6 CONSENT OF TRUSTEE
EXHIBIT T-7 REPORT OF CONDITION
EQUITY CAPITAL